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                                  EXHIBIT 4.20

                       GUARANTEE AND POSTPONEMENT OF CLAIM

TO: JAMES E.H. DARBY

FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned hereby guarantees payment on demand to JAMES E.H. DARBY (hereinafter called the "Lender") of all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by CONSOLIDATED ENVIROWASTE INDUSTRIES INC. (the "Borrower") to the Lender or remaining unpaid by the Borrower to the Lender, heretofore or hereafter incurred or arising and whether incurred by or arising from agreement or dealings between the Lender and the Borrower or by or from any agreement or dealings with any third party by which the Lender may be or become in any manner whatsoever a creditor of the Borrower or however otherwise incurred or arising anywhere within or outside the country where this guarantee is executed and whether the Borrower be bound alone or with another or others and whether as principal or surety (such debts and liabilities being hereinafter called the "liabilities"); the liability of the undersigned hereunder being limited to the sum of TWO MILLION, ONE HUNDRED AND SIXTY THOUSAND, SIX HUNDRED AND EIGHTY DOLLARS AND NINETY-EIGHT CENTS ($2,160,680.98) together with interest thereon from the date of demand for payment at the rate set out in Section 2.4 of the loan consolidation agreement made effective as of the 1st day of October, 2003 between the Lender and the Borrower as the same may be amended, extended, renewed, replaced, restated, supplemented, superseded and in effect from time to time as well after as before default and judgment.

          AND THE UNDERSIGNED HEREBY AGREES WITH THE LENDER AS FOLLOWS:

(1) The Lender may grant time, renewals, extensions, indulgences, releases and discharges to, take securities (which word as used herein includes securities taken by the Lender from the Borrower and other assets of the Borrower held by the Lender in safekeeping or otherwise, and other guarantees) from and give the same and any or all existing securities up to, abstain from taking securities from or from perfecting securities of, cease or refrain from giving credit or making loans or advances to, accept compositions from and otherwise deal with, the Borrower and others and with all securities as the Lender may see fit, and may apply all moneys at any time received from the Borrower or others or from securities upon such part of the liabilities as the Lender deems best and change any such application in whole or in part from time to time as the Lender may see fit, the whole without in any way limiting or lessening the liability of the undersigned under this guarantee, and no loss of or in respect of any securities received by the Lender from the Borrower or others, whether occasioned by the fault of the Lender or otherwise, shall in any way limit or lessen the liability of the undersigned under this guarantee.

(2) This guarantee shall be a continuing guarantee and shall cover all the liabilities, and it shall apply to and secure any ultimate balance due or remaining unpaid to the Lender.

(3) The Lender shall not be bound to exhaust its recourse against the Borrower or others or any securities it may at any time hold before being entitled to payment from the undersigned of the liabilities. The undersigned renounces to all benefits of discussion and division.

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(4)     All indebtedness and liability, present and future, of the Borrower to the undersigned is hereby assigned to the Lender and postponed to the liabilities, and all moneys received by the undersigned in respect thereof shall be received in trust for the Lender and forthwith upon receipt shall be paid over to the Lender, the whole without in any way limiting or lessening the liability of the undersigned under the foregoing guarantee; and this assignment and postponement is independent of the said guarantee and shall remain in full force and effect notwithstanding that the liability of the undersigned under the said guarantee may be extinct.

(5) This guarantee and agreement shall not be affected by any change in the name of the Borrower, or by the acquisition of the Borrower's business by a corporation, or by any change whatsoever in the objects, capital structure or constitution of the Borrower, or by the Borrower's business being amalgamated with a corporation, but shall notwithstanding the happening of any such event continue to apply to all the liabilities whether theretofore or thereafter incurred or arising and in this instrument the word "Borrower" shall include every such corporation.

(6) This guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or times of any sum or sums of money for the time being due or remaining unpaid to the Lender, and all dividends, compositions, proceeds of security valued and payments received by the Lender from the Borrower or from others or from estates shall be regarded for all purposes as payments in gross without any right on the part of the undersigned to claim in reduction of the liability under this guarantee the benefit of any such dividends, compositions, proceeds or payments or any securities held by the Lender or proceeds thereof, and the undersigned shall have no right to be subrogated in any rights of the Lender until the Lender shall have received payment in full of the liabilities.

(7) All moneys, advances, renewals, credits and credit facilities in fact borrowed or obtained from the Lender shall be deemed to form part of the liabilities, notwithstanding any lack or limitation of status or of power, incapacity or disability of the Borrower or of the directors, partners or agents of the Borrower, or that the Borrower may not be a legal or suable entity, or any irregularity, defect or informality in the borrowing or obtaining of such monies, advances, renewals, credits or credit facilities, or any other reason, similar or not, the whole whether known to the Lender or not. Any sum which may not be recoverable from the undersigned on the footing of a guarantee, whether for the reasons set out in the previous sentence, or for any other reason, similar or not, shall be recoverable from the undersigned as sole or principal debtor in respect of that sum and shall be paid to the Lender on demand with interest and accessories.

(8) This guarantee is in addition to and not in substitution for any other guarantee, by whomsoever given, at any time held by the Lender, and any present or future obligation to the Lender incurred or arising otherwise than under a guarantee, of the undersigned or of any other obligant, whether bound with or apart from the Borrower; excepting any guarantee surrendered for cancellation on delivery of this instrument.

(9) The undersigned shall be bound by any account settled between the Lender and the Borrower, and if no such account has been so settled immediately before demand for payment under this guarantee any account stated by the Lender shall be accepted by the undersigned as conclusive evidence of the amount which at the date of the account so stated is due by the Borrower to the Lender or remains unpaid by the Borrower to the Lender.

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(10)    This guarantee and agreement shall be operative and binding upon every signatory thereof notwithstanding the non-execution thereof by any other proposed signatory or signatories, and possession of this instrument by the Lender shall be conclusive evidence against the undersigned that this instrument was not delivered in escrow or pursuant to any agreement that it should not be effective until any conditions precedent or subsequent had been complied with, unless at the time of receipt of this instrument by the Lender each signatory thereof obtains from the Lender receiving this instrument a letter setting out the terms and conditions under which this instrument was delivered and the conditions, if any, to be observed before it becomes effective.

(11) No suit based on this guarantee shall be instituted until demand for payment has been made, and demand for payment shall be deemed to have been effectually made upon the undersigned if and when an envelope containing such demand, addressed to the undersigned at the address of the undersigned last known to the Lender, is posted, postage prepaid, in the post office, Moreover, when demand for payment has been made, the undersigned shall also be liable to the Lender for all legal costs (on a solicitor and own client basis) incurred by or on behalf of the Lender resulting from any action instituted on the basis of this guarantee. All payments hereunder shall be made to the Lender at the address of the Lender set out in such demand made by the Lender to the undersigned.

(12) This instrument covers all agreements between the parties hereto relative to this guarantee and assignment and postponement, and none of the parties shall be bound by any representation or promise made by any person relative thereto which is not embodied herein.

(13) This guarantee and agreement shall extend to and enure to the benefit of the Lender, and his heirs, administrators, successors and assigns, and every reference herein to the undersigned is a reference to and shall be construed as including the undersigned and the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned, to and upon all of whom this guarantee and agreement shall extend and be binding.

(14) Prime Interest Rate of Royal Bank of Canada is the annual rate of interest announced from time to time by Royal Bank of Canada as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

(15) The undersigned has expressly requested that this document be drawn up in the English language.

(16) This Guarantee and Postponement of Claim shall be governed by and construed in accordance with the laws of the Province of British Columbia ("Jurisdiction"). The undersigned irrevocably submits to the courts of the Jurisdiction in any action or proceeding arising out of or relating to this Guarantee and Postponement of Claim, and irrevocably agrees that all such actions and proceedings may be heard and determined in such courts, and irrevocably waives, to the fullest extent possible, the defence of an inconvenient forum. The undersigned agrees that a judgment or order in any such action or proceeding may be enforced in other jurisdictions in any manner provided by law. Provided, however, that the Lender may serve legal process in any manner permitted by law or may bring an action or proceeding against the undersigned or the property or assets of the undersigned in the courts of any other jurisdiction.

(17)    The undersigned hereby acknowledges receipt of a copy of this agreement.

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(18)    The undersigned hereby waives undersigned's right to receive a copy of any Financing Statement or Financing Change Statement registered by the Lender or any verification statement issued with respect to any such registration.

(19) For the purpose of greater clarity, it is hereby declared to be the intention of the parties that this guarantee shall be construed so as to impose the like obligation upon the undersigned as if the undersigned had covenanted as principal, jointly and severally with the Borrower, with respect to the liabilities.

DATED THIS 10TH DAY OF FEBRUARY, 2004.

THE CORPORATE SEAL OF                     )
THE ANSWER GARDEN PRODUCTS LTD.           )
was hereunto affixed in the presence of:  )   C/S
                                          )
 "Doug Halward"                           )
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Authorized Signatory